SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 28, 2006

MOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31409	74-2834515
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12515 Research Boulevard, Building 5 Austin, Texas	78759-2220
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code: (512) 339-8335

Not Applicable

(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Motive, Inc. (the “Company”) received a letter, dated February 28, 2006, from the Nasdaq Listing Qualifications Hearings Panel, indicating that the Panel, subject to certain conditions, has granted the Company an additional extension of time until April 13, 2006 in which to file its Quarterly Report on Form 10-Q for the period ended September 30, 2005 and all required restated financial statements for previous periods, and to otherwise meet all listing standards of The Nasdaq Stock Market. Although the Company is devoting significant resources to this effort, there can be no assurance that the Company will be able to make the required filings by April 13, 2006 nor that The Nasdaq Stock Market will not take other adverse action with respect to the continued listing of the Company’s common stock. During the additional extension period, the Company’s common stock will continue to be listed on The Nasdaq Stock Market under the trading symbol MOTVE.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2006

MOTIVE, INC.

By:	/s/ April Downing
April Downing
Principal Accounting Officer, Acting Chief Financial Officer and Vice President – Finance and Investor Relations